SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    August 13, 2013

RAMBO MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52782	26-2113613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 E Colorado Blvd, Suite 888 Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

(626) 683-7330
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On August 13, 2013, our board of directors approved the dismissal of Sam Kan & Company (“SK”) as our independent registered public accounting firm and engaged KLJ & Associate, LLP (“KLJ”) as our independent registered public accounting firm, both effective as of August 13, 2013.

SK’s report on our financial statements for each of the past two fiscal years ended May 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern.

During the fiscal years ended May 31, 2012 and 2011 and the subsequent interim period through August 13, 2013, there were no: (i) disagreements with SK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which, if not resolved to the satisfaction of SK, would have caused SK to make reference to the matter in their report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended May 31, 2012 and 2011 and the subsequent interim period through August 13, 2013, neither we nor anyone acting on our behalf consulted KLJ regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01

EXHIBITS

(d) Exhibits

Exhibits filed as part of this Current Report are as follows:

Exhibit No.	Exhibit Description

16.1	Letter from Sam Kan & Company regarding changes in Registrant’s certifying accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMBO MEDICAL GROUP, INC.

June   Dated:

Date:

August 13, 2013

By:   /s/ Dianwen Ju

Name:  Dianwen Ju

Title:  President